UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2013

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's Telephone Number, Including Area Code:

(775) 856-2500

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

         Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

         Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into Material Definitive Agreement

The information set forth in Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 8, 2012, Altair Nanotechnologies Inc. (the “Company”) entered into a Note Secured by Deed of Trust, a Deed of Trust, and Hazardous Materials Indemnity Agreement related to the Company’s receipt of a $1,000,000 million loan (the “Loan”) secured by the Company’s Reno, Nevada Facility. The Loan accrues interest at the rate of 11% per annum, with accrued interest payable monthly in arrears, and was originally payable in full on August 1, 2013.

On August 1, 2013, the Company entered into a First Modification of Note and First Modification of Deed of Trust (the “Modification Agreement”) pursuant to which the maturity date for the Loan was extended until August 1, 2014. As part of the Modification Agreement, the Company agreed to pay a $19,750 amendment fee, and agreed to make a payment of $12,500 to reduce the outstanding principal amount on August 1, 2013 and to make three additional principal payments of $12,500 each on September 1, 2013, October 1, 2013 and November 1, 2013.

The foregoing description of the Modification Agreement is not complete and is qualified in its entirety by reference to the full text of the Modification Agreement, copies of which are filed herewith as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	10.1	First Modification of Note and First Modification of Deed of Trust dated August 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: August 6, 2013	By:	/s/ Stephen B. Huang
Stephen B. Huang, Chief Financial Officer